UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

ENVISION SOLAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53204	26-1342810
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9270 Trade Place, San Diego, CA	92126
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 799-4583

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2.         FINANCIAL INFORMATION

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 30, 2015, Envision Solar International, Inc., a Nevada corporation ("Envision" or "Company"), and its wholly owned subsidiary Envision Solar Construction, Inc., a California corporation ("ESC" and together with Envision, individually and collectively, jointly, and severally, "Borrower"), entered into a Loan and Security Agreement (the "LSA") with Silicon Valley Bank, a California corporation ("Bank"), pursuant to which the Bank agreed to provide Borrower with a revolving line of credit in the aggregate principal amount of $1,000,000, bearing interest at a floating per annum rate equal to the greater of three quarters of one percentage point (0.75%) above the Prime Rate (as that term is defined in the LSA) or four percent (4.00%).  The line of credit is secured by a second priority perfected security interest in all of the assets of the Company in favor of the Bank.  Under the terms of the LSA, the Bank will receive a non-refundable commitment fee of twenty five hundred dollars ($2,500) and reimbursement of all Bank expenses for documentation up to ten thousand dollars ($10,000).

As a condition to the extension of credit to Borrower under the LSA, Keshif Ventures, LLC ("Keshif") agreed to guarantee all of the Borrower's obligations under the LSA pursuant to a Master Unconditional Limited Guaranty between Bank and Keshif, dated October 30, 2015 ("Guaranty").  Keshif pledged cash equivalent collateral to the Bank as security for the Guaranty.  Keshif also agreed to subordinate to the Bank all of Borrower's indebtedness and other monetary obligations owing to Keshif pursuant to a Subordination Agreement, dated October 30, 2015 ("Subordination Agreement").  In consideration for the Guaranty, Envision agreed to issue 571,429 shares of its common stock (the "Shares") to Keshif pursuant to a stock purchase agreement, dated October 30, 2015 ("SPA").  Pursuant to the terms of the SPA, for each six-month period from and after the six-month anniversary of October 30, 2015 (each, a "Measurement Period") that Keshif guarantees Borrower's obligations under the LSA, Keshif will also receive the number of additional shares of Envision's common stock, rounded upward to the nearest whole number, equal to (a) two and one half percent (2.5%) multiplied by the maximum outstanding principal amount of the LSA at any time during such Measurement Period, such amount to be divided by (b) the twenty (20) day average closing price of the Company's common stock, measured for the twenty (20) consecutive trading days immediately prior to such Measurement Period, the quotient of which shall be multiplied by (c) a fraction, the numerator of which is the number of calendar days during the Measurement Period which the Guaranty remained in effect and the denominator of which is the number of calendar days in such Measurement Period.  The Company also issued a side letter to Keshif (the "Side Letter"), which in addition to confirming Keshif's entitlement to the Shares, provided certain contractual rights to Keshif in consideration for the Guaranty, including a covenant by the Company to provide financial statements and other periodic reports to Keshif, an agreement to reimburse Keshif for payments made by Keshif to the Bank in accordance with the Guaranty ("Reimbursement Obligation"), and the grant of a security interest, subordinated to the Bank under the Subordination Agreement, to secure the Reimbursement Obligation.  Keshif also has the right under the Side Letter to invite one representative to attend all meetings of Envision's Board of Directors and, in the event Envision is unable to meet its obligations under the LSA, Keshif will immediately become entitled to elect one member to Envision's Board of Directors.

A copy of the LSA is attached hereto as Exhibit 10.1.

A copy of the Guaranty Supplement is attached hereto as Exhibit 10.2.

A copy of the Subordination Agreement is attached hereto as Exhibit 10.3.

A copy of the SPA is attached hereto as Exhibit 10.4.

A copy of the Side Letter is attached hereto as Exhibit 10.5.

SECTION 9.         FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01               Financial Statements and Exhibits

10.1	Loan and Security Agreement by and among Silicon Valley Bank, Envision Solar International, Inc., and Envision Construction, Inc., dated October 30, 2015.
10.2	Supplement to Master Unconditional Limited Guarantee for the benefit of Silicon Valley Bank by Keshif Ventures, LLC, dated October 30, 2015.
10.3	Subordination Agreement by and between Keshif Ventures, LLC and Silicon Valley Bank, dated October 30, 2015.
10.4	Stock Purchase Agreement by and between Envision Solar International, Inc. and Keshif Ventures, LLC, dated October 30, 2015.
10.5	Loan Guaranty Side Letter by Envision Solar International, Inc. to Keshif Ventures, LLC, dated October 30, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Dated: November 5, 2015

 By: /s/ Desmond Wheatley

Desmond Wheatley, Chief Executive Officer